UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: May 31, 2017

CINCINNATI BELL INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	001-8519	31-1056105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
221 East Fourth Street
Cincinnati, OH 45202
(Address of Principal Executive Office)
Registrant's telephone number, including area code: (513) 397-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

ITEM 1.01    Amendment to Material Agreements

Second Supplemental Indenture

On May 31, 2017, Cincinnati Bell Inc. (the “Company”), the Company’s wholly-owned direct and indirect subsidiaries, Cincinnati Bell Telephone Company LLC (“CBT”) and Cincinnati Bell Extended Territories LLC (“CBET”), and Regions Bank, as Trustee, entered into a Second Supplemental Indenture (the "Second Supplemental Indenture"). The Second Supplemental Indenture supplements that certain Indenture dated September 22, 2016 among the Company, the Guarantors (as defined in the Indenture) party thereto and Regions Bank, as Trustee (as supplemented, “the Indenture”) governing the issuance of the Company’s 7.00% Senior Notes due 2024 (“the Notes”), by adding CBT and CBET as parties to the Indenture and as Guarantors of the Notes. As CBT and CBET have been added as parties to the Company’s senior secured credit facilities, in accordance with the Second Supplemental Indenture, CBT and CBET will jointly and severally guarantee, with the existing Guarantors, the obligations of the Company with respect to the Notes, in accordance with the terms of the Indenture.

The above description is only a summary of certain provisions of the Second Supplemental Indenture and is qualified in its entirety by reference to the provisions of the Second Supplemental Indenture, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Amended and Restated Receivables Purchase Agreement

On May 26, 2017, the Company’s wholly-owned subsidiary Cincinnati Bell Funding LLC, the various Purchasers and Purchaser Agents identified therein, PNC Bank, National Association, as administrator for each Purchaser Group as LC and as Swingline Purchaser, entered into the Tenth Amendment to Amended and Restated Receivables Purchase Agreement (the “Tenth Amendment”). The Tenth Amendment amends the Company’s Amended and Restated Receivables Purchase Agreement dated as of June 6, 2011 (as amended, amended and restated, supplemented or otherwise modified, the “Agreement”) to (i) to add the capacity to borrow under the existing receivables facility through a new swingline feature; (ii) to replace, amend and add certain provisions and definitions to the Agreement with respect to the receivables of certain customers, and (iii) to extend the Purchase Termination Date (as defined in the Agreement) from May 26, 2017 to May 25, 2018.

The above description is only a summary of certain provisions of the Tenth Amendment and is qualified in its entirety by reference to the provisions of the Tenth Amendment, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

ITEM 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Second Supplemental Indenture dated May 31, 2017, among Cincinnati Bell Inc., Cincinnati Bell Telephone Company LLC, Cincinnati Bell Extended Territories LLC, and Regions Bank, as Trustee.

10.2
Tenth Amendment to Amended and Restated Receivables Purchase Agreement dated May 26, 2017, among Cincinnati Bell Funding LLC, Cincinnati Bell Inc. as Servicer and as Performance Guarantor, PNC Bank, National Association as Administrator for each Purchaser Group, as LC Bank and the Swingline Purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

Date:	June 1, 2017	By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Supplemental Indenture dated May 31, 2017, among Cincinnati Bell Inc., Cincinnati Bell Telephone Company LLC, Cincinnati Bell Extended Territories LLC, and Regions Bank, as Trustee.

10.2
Tenth Amendment to Amended and Restated Receivables Purchase Agreement dated May 26, 2017, among Cincinnati Bell Funding LLC, Cincinnati Bell Inc. as Servicer and as Performance Guarantor, PNC Bank, National Association as Administrator for each Purchaser Group, as LC Bank and the Swingline Purchaser.